UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2015

PRA Group, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2015, the Board of Directors of PRA Group, Inc. (the “Company”) voted to appoint Geir Olsen to the Board, effective January 29, 2016, on which date Mr. Olsen will leave employment with the Company as its CEO, Europe. Upon Mr. Olsen’s departure as CEO, Europe his position will be assumed by Tikendra (“Tiku”) Patel, who is currently the Company’s Chief Operating Officer, Europe.

Mr. Olsen will participate in the Company’s previously disclosed director compensation program for non-employee directors, pursuant to which he will receive an annual cash retainer of $60,000, and an annual equity award valued at $110,000. No family relationships exist between Mr. Olsen and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Olsen and any other person pursuant to which Mr. Olsen was nominated as a director, nor are there any transactions to which the Company is or was a participant in which Mr. Olsen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Olsen will stand for election at the Company’s 2016 annual meeting of shareholders. Information regarding Mr. Olsen’s business experience has been previously disclosed on page 41 of the Company’s 2015 Proxy Statement, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

November 6, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Interim Chief Financial and Administrative Officer and Treasurer